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                                                                 Exhibit 11
                         PAYLESS SHOESOURCE, INC.
                   COMPUTATION OF NET EARNINGS PER SHARE


                                    13 Weeks Ended      39 Weeks Ended
                                  ------------------  ------------------
(Thousands, except per share)      Nov. 2    Oct. 28   Nov. 2    Oct. 28
                                    1996      1995      1996      1995
                                  --------  --------  --------  --------

Net earnings                      $ 29,405  $ 25,688  $ 92,573  $ 86,382

Common shares outstanding           40,006    40,365    40,311    40,365
                                  --------  --------  --------  --------

Net earnings per share            $    .74  $    .64  $   2.30  $   2.14
                                  ========  ========  ========  ========

Primary Computation:

Net earnings                      $ 29,405  $ 25,688  $ 92,573  $ 86,382

Common shares outstanding           40,006    40,365    40,311    40,365

Net effect of dilutive stock
  options based on the treasury
  stock method                          63         0       101         0
                                  --------  --------  --------  --------
Outstanding shares for primary
  earnings per share                40,069    40,365    40,412    40,365
                                  ========  ========  ========  ========

Primary earnings per share        $    .73  $    .64  $   2.29  $   2.14
                                  ========  ========  ========  ========

Fully Diluted Computation:

Net earnings                      $ 29,405  $ 25,688  $ 92,573  $ 86,382

Common shares outstanding           40,006    40,365    40,311    40,365

Net effect of dilutive stock
  options based on the treasury
  stock method                          97         0       101         0
                                  --------  --------  --------  --------
Outstanding shares for fully
  diluted earnings per share        40,103    40,365    40,412    40,365
                                  ========  ========  ========  ========

Fully Diluted earnings per share  $    .73  $    .64  $   2.29  $   2.14
                                  ========  ========  ========  ========


Note: The Company's 1995 outstanding shares was calculated on the number of Company shares issued and outstanding as of May 4, 1996, the date of the spin-off from The May Department Stores Company.

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